Exhibit 99.1

NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com

Contacts:

Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com

For Immediate Release

NII HOLDINGS ANNOUNCES 2004 RESULTS DELIVERING RECORD PERFORMANCE

Announces strong growth in subscribers, revenues and operating cash flow; elimination of one-month reporting lag; and guidance for 2005

•	Results are preliminary pending the completion of the 2004 financial audit

•	Subscriber additions of 414,600 – a 92% increase over 2003 and ending subscribers of 1.88 million

•	Consolidated operating revenues of $1.28 billion — a 36% increase over 2003

•	Consolidated operating income before depreciation and amortization of $348 million – a 41% increase over 2003

•	Bidding for 800MHz Mexican spectrum auction completed, winning an average of 15MHz for less than $4 million, excluding annual fee

•	Year-end consolidated cash and short term investments of $369 million

RESTON, Va. – March 11, 2005 – NII Holdings, Inc. [NASDAQ: NIHD] today announced its preliminary consolidated financial results for the full year and fourth quarter 2004. The results reported by the Company, including the comparable 2003 restated results, are preliminary pending completion of its amended filings and the 2004 financial audit by the Company’s independent registered public accounting firm. For the full year 2004, the Company added a record 414,600 new subscribers to its network, a 92% increase as compared to 2003, bringing the total year-end subscriber base to 1.88 million. Preliminary financial results for the full year

2004 included consolidated operating revenues of $1.28 billion, up 36% as compared to the previous year. The Company also reported preliminary operating income before depreciation and amortization, or OIBDA, of $348 million for the year, a 41% increase over the same period last year, and estimated consolidated operating income of $251 million, an increase of 50% over the same period last year. The Company also estimates net income of $39 million, or $0.56 per basic share, which includes a $6 million, or $0.09 per basic share loss for the month of December 2003, which is reflected as a cumulative effect of an accounting change. As of December 31, 2004, NII Holdings had available cash and short term investment balances of $369 million.

For the fourth quarter, the Company added 95,500 net subscribers, a 25% increase as compared to last year. Preliminary financial results for the fourth quarter 2004 included consolidated operating revenues of $363 million, a 38% increase over the same period last year. The Company also reported preliminary consolidated OIBDA for the fourth quarter of $106 million and estimated consolidated operating income of $81 million. Preliminary consolidated net income was $41 million, or $0.58 per basic share for the fourth quarter.

For the fourth quarter and effective for the full year 2004, the Company eliminated its one-month lag financial reporting policy. As such, the preliminary results presented for 2004 in this press release are presented as they will be reported on a calendar year basis. Comparing the Company’s original guidance with its 2004 results on a one-month lag basis, the Company exceeded its 2004 guidance for revenues of $1.2 billion, subscribers of 400,000, and OIBDA of $330 million. Additionally, the Company was in line with its capital expenditure guidance of $225 million on a one month lag basis. On a reported basis, after eliminating the one month lag for the month of December 2003 and including the month of December 2004, the Company reported fourth quarter and full-year 2004 capital expenditures of $89 million and $250 million, respectively, due to accelerating capital expenditure investments in December 2004 in anticipation of an aggressive build plan in 2005.

Also for comparison purposes, the Company has included in this press release a comparison of 2004 calendar year reported results to pro-forma 2004 results on a one-month lag basis and to its 2003 results.

NII Holdings’ average monthly revenue per subscriber (ARPU) was $57 for the fourth quarter and $55 for the full year 2004, up from $53 last year. The Company also reported churn of 1.7% for the fourth quarter and 1.8% for the full year 2004 – a 60 basis point improvement over the previous year. Consolidated cost per gross add, or CPGA, was $338, flat with the prior year.

“2004 was a breakthrough year for NII Holdings. We significantly exceeded all of our growth goals and expectations, in terms of top-line growth, subscriber growth and operating cash flow,” said Steve Shindler, NII Holdings’ Chairman and CEO. “We presented successful bids in the recently completed 800MHz spectrum auction in Mexico, winning an average of about 15MHz of additional spectrum per basic service area and are poised to expand and scale our largest and most profitable market. While there are still legal disputes that need to be resolved before the licenses are granted, we are hopeful that these issues will be resolved in a favorable manner and within a reasonable timetable. As we head into 2005, NII is in the sweet spot with regard to significantly growing its business through expansion into new markets in Mexico and Brazil, as well as capitalizing on its strengths in attracting and retaining the highest value wireless customers in its Latin American markets.”

“Our relentless focus on customer satisfaction resulted in year-over-year improvements in churn,” said Lo van Gemert, NII’s President and COO. “We continued to drive churn lower in all of our markets, leading to churn of 1.7% in the fourth quarter of 2004. We significantly grew our subscriber base, adding almost 415,000 net subscribers to our network, while increasing ARPU by $2 and holding our cost per gross addition flat.”

During the year, NII executed several financing transactions to improve its capital structure and reduce its exposure to foreign exchange risks. In the first quarter of 2004, the company raised about $292 million in net proceeds through a 2 7/8% convertible notes offering. Proceeds from this transaction were used to pay down it’s remaining vendor debt and to complete a tender offer for its 13% senior note obligations. On October 27, 2004, the Company also closed on a $250 million, five year syndicated loan facility in Mexico. And in November 2004, the Company entered into a $120 million foreign currency hedge program that effectively provides currency insurance for a significant portion of its dollar-based purchases of network equipment and handsets. With $369 million in cash and short term investments at December 31, 2004, the Company had a net debt to 2004 OIBDA of about 0.7 times.

2005 Guidance

The Company also announced the following guidance for 2005:

•	Net subscriber additions of 475,000 – resulting in a 25% increase in the subscriber base

•	Operating revenues of $1.55 billion – a 21% increase over 2004

•	Operating income before depreciation and amortization of $450 million – nearly a 30% increase over 2004

•	Capital expenditures of $350 million for the full year, including additional capital expenditures related to the expansion in Mexico and Brazil

The above guidance includes approximately $25 million of additional operating expenses and $125 million of additional capital expenditures related to the launch of six new cities in Mexico and six new cities in Brazil in the second half of 2005. If completed in 2005, the Company’s covered pops in Mexico will increase by nearly 5.5 million to about 46 million, increasing our GDP coverage to about 70%. Additionally, Brazil’s covered pops will increase by 12.5 million to approximately 56 million pops, representing nearly 50% of the GDP.

This guidance is predicated on reasonably stable foreign exchange rates, subscriber growth assumptions and the timing and ability to access the spectrum won in the recent 800 MHz spectrum auction in Mexico.

This guidance is forward looking and is based upon management’s current beliefs, as well as a number of assumptions concerning future events, and as such, should be taken in the context of the risks and uncertainties outlined in the SEC filings of NII Holdings, Inc., including NII’s annual report on Form 10-K for the year ended December 31, 2003 and it’s subsequent 2004 quarterly reports on Form 10-Q.

In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated operating income before depreciation and amortization, ARPU, CPGA, and net debt to OIBDA which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s fourth quarter and 2004 full year results, visit the investor relations link at <http://www.nii.com>.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Mexico and Peru, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and Nextel Direct Connect®, a digital two-way radio feature. NII Holdings, Inc. trades on the NASDAQ market under the symbol NIHD. Visit the Company’s website at <http://www.nii.com>.

Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and other reports filed from time to time with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003 (1)
(in millions, except per share data)

	Years Ended		Three Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
		Restated		Restated
	(unaudited)
Operating revenues
Service and other revenues	$1,214.8	$895.6	$344.7	$251.2
Digital handset and accessory revenues	65.1	43.1	18.2	12.0

	1,279.9	938.7	362.9	263.2

Operating expenses
Cost of service (exclusive of depreciation included below)	332.5	240.0	95.5	70.2
Cost of digital handset and accessory sales	207.1	134.3	56.5	43.0
Selling, general and administrative	392.0	317.4	105.0	89.9
Depreciation	84.2	49.1	22.1	16.7
Amortization	13.2	30.4	3.0	6.6

	1,029.0	771.2	282.1	226.4

Operating income	250.9	167.5	80.8	36.8

Other income (expense)
Interest expense	(52.6)	(64.6)	(14.6)	(15.4)
Interest income	12.7	10.9	3.5	3.8
(Loss) gain on early extinguishment of debt, net	(79.3)	22.4	—	—
Foreign currency transaction gains (losses), net	9.2	8.8	1.8	(3.4)
Other expense, net	(3.0)	(12.2)	(4.4)	(3.6)

	(113.0)	(34.7)	(13.7)	(18.6)

Income before income tax (provision) benefit and cumulative effect of accounting change	137.9	132.8	67.1	18.2
Income tax (provision) benefit	(93.0)	(48.0)	(26.3)	17.6

Income before cumulative effect of accounting change	44.9	84.8	40.8	35.8
Cumulative effect of accounting change, net of income taxes (2)	(6.2)	—	—	—

Net income	$38.7	$84.8	$40.8	$35.8

Income before cumulative effect of accounting change per common share, basic	$0.65	$1.34	$0.58	$0.53
Cumulative effect of accounting change per common share, basic	(0.09)	—	—	—

Net income per common share, basic	$0.56	$1.34	$0.58	$0.53

Income before cumulative effect of accounting change per common share, diluted	$0.62	$1.27	$0.52	$0.52
Cumulative effect of accounting change per common share, diluted	(0.09)	—	—	—

Net income per common share, diluted	$0.53	$1.27	$0.52	$0.52

Weighted average number of common shares outstanding, basic	69.6	63.1	69.8	68.1

Weighted average number of common shares outstanding, diluted	72.5	68.0	85.3	72.4

PRELIMINARY CONSOLIDATED BALANCE SHEET DATA (1)
(in millions)

	December 31,	December 31,
	2004	2003
		Restated
	(unaudited)
Cash, cash equivalents and short-term investments	$369.0	$405.4
Accounts receivable, less allowance for doubtful accounts of $8.1 and $9.0	160.2	120.0
Property, plant and equipment, net	558.2	368.4
Long-term debt, including current portion	598.2	536.8

(1)	The audit as of and for the years ended December 31, 2004 and 2003 (restated) has not yet been completed. As such, the information presented herein represents our best estimates for these periods and is subject to change.

(2)	This amount represents our consolidated net income for the month ended December 31, 2003, which represents the elimination of our one-month lag.

NII HOLDINGS, INC. AND SUBSIDIARIES
PRELIMINARY OPERATING RESULTS AND METRICS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003

NII Holdings, Inc.
(subscribers in thousands)
	Year Ended		Three Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
		(unaudited)
Total digital subscribers (as of December 31)	1,878.5	1,463.9	1,878.5	1,463.9
Net subscriber additions	414.6	215.5	95.5	76.7
Churn (%)	1.8%	2.4%	1.7%	2.0%
Average monthly revenue per handset/unit in service (ARPU) (3)	$55	$53	$57	$55
Cost per gross add (CPGA) (3)	$338	$338	$344	$349

Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)
	Year Ended		Three Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
		Restated		Restated
		(unaudited)
Operating revenues
Service and other revenues	$749.9	$559.2	$208.5	$155.5
Digital handset and accessory revenues	26.0	19.2	7.9	5.7

	775.9	578.4	216.4	161.2

Operating expenses
Cost of service	135.3	115.2	35.8	32.1
Cost of digital handset and accessory sales.	110.4	78.2	30.8	26.2
Selling, general and administrative	206.4	169.7	53.6	50.6

	452.1	363.1	120.2	108.9

Segment earnings	$323.8	$215.3	$96.2	$52.3

Total digital subscribers (as of December 31)	835.3	657.8	835.3	657.8
Net subscriber additions	177.5	140.3	30.8	41.9
Churn (%)	1.8%	2.1%	1.8%	1.9%
ARPU (3)	$77	$78	$78	$77
CPGA (3)	$470	$440	$510	$447

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)
	Year Ended		Three Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
		Restated		Restated
		(unaudited)
Operating revenues
Service and other revenues	$192.8	$138.2	$58.4	$39.2
Digital handset and accessory revenues	19.2	10.3	4.6	2.6

	212.0	148.5	63.0	41.8

Operating expenses
Cost of service	92.8	57.0	29.0	17.9
Cost of digital handset and accessory sales.	50.2	27.9	11.8	9.0
Selling, general and administrative	55.5	50.0	16.5	12.5

	198.5	134.9	57.3	39.4

Segment earnings	$13.5	$13.6	$5.7	$2.4

Total digital subscribers (as of December 31)	480.6	384.4	480.6	384.4
Net subscriber additions (deactivations)	96.2	(9.6)	26.0	13.3
Churn (%)	2.1%	3.6%	1.9%	2.7%
ARPU (3)	$34	$29	$37	$33
CPGA (3)	$246	$234	$254	$250

Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)
	Year Ended		Three Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
		Restated		Restated
		(unaudited)
Operating revenues
Service and other revenues	$177.7	$106.7	$52.8	$33.4
Digital handset and accessory revenues	17.1	11.4	4.7	3.2

	194.8	118.1	57.5	36.6

Operating expenses
Cost of service	68.8	32.7	21.3	10.6
Cost of digital handset and accessory sales.	33.0	15.9	10.7	4.6
Selling, general and administrative	50.9	36.8	14.7	10.9

	152.7	85.4	46.7	26.1

Segment earnings	$42.1	$32.7	$10.8	$10.5

Total digital subscribers (as of December 31)	377.7	274.7	377.7	274.7
Net subscriber additions	103.0	67.6	28.5	17.9
Churn (%)	1.2%	1.2%	1.3%	1.1%
ARPU (3)	$40	$34	$42	$36
CPGA (3)	$186	$156	$196	$170

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)
	Year Ended		Three Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
		Restated		Restated
		(unaudited)
Operating revenues
Service and other revenues	$93.3	$90.4	$24.7	$22.8
Digital handset and accessory revenues	2.8	2.2	1.0	0.5

	96.1	92.6	25.7	23.3

Operating expenses
Cost of service	34.3	34.0	8.8	9.1
Cost of digital handset and accessory sales.	13.5	11.3	3.3	2.9
Selling, general and administrative	28.4	26.4	7.2	6.9

	76.2	71.7	19.3	18.9

Segment earnings	$19.9	$20.9	$6.4	$4.4

Total digital subscribers (as of December 31)	184.9	147.0	184.9	147.0
Net subscriber additions	37.9	17.2	10.2	3.6
Churn (%)	2.1%	2.3%	2.0%	2.2%
ARPU (3)	$44	$51	$43	$49
CPGA (3)	$244	$333	$209	$336

(3)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Years and Three Months Ended December 31, 2004 and 2003” included in this release.

PRELIMINARY RECONCILIATION OF LAGGED TO NON-LAGGED INFORMATION

NII Holdings, Inc.
(in millions, except per share data)
			For the Year
			Ended
	For the Year Ended		December 31,
	December 31, 2004		2003
	Non-Lagged –	Lagged –
	As Reported	Pro Forma	Lagged
			Restated
		(unaudited)
Operating revenues
Service and other revenues	$1,214.8	$1,184.0	$895.6
Digital handset and accessory revenues	65.1	62.3	43.1

	1,279.9	1,246.3	938.7

Operating expenses
Cost of service	332.5	322.4	240.0
Cost of digital handset and accessory sales	207.1	196.6	134.3
Selling, general and administrative	392.0	396.3	317.4
Depreciation	84.2	84.1	49.1
Amortization	13.2	12.9	30.4

	1,029.0	1,012.3	771.2

Operating income	250.9	234.0	167.5

Other income (expense)
Interest expense	(52.6)	(50.6)	(64.6)
Interest income	12.7	13.0	10.9
(Loss) gain on early extinguishment of debt, net	(79.3)	(79.3)	22.4
Foreign currency transaction gains (losses), net	9.2	3.3	8.8
Other expense, net	(3.0)	(3.9)	(12.2)

	(113.0)	(117.5)	(34.7)

Income before income tax provision	137.9	116.5	132.8
Income tax provision	(93.0)	(84.8)	(48.0)

Income before cumulative effect of accounting change	44.9	31.7	84.8
Cumulative effect of accounting change, net of income taxes	(6.2)	—	—

Net income	$38.7	$31.7	$84.8

Net income per common share, basic	$0.56	$0.46	$1.34

Net income per common share, diluted	$0.53	$0.44	$1.27

Weighted average number of common shares outstanding, basic	69.6	69.6	63.1

Weighted average number of common shares outstanding, diluted	72.5	72.5	68.0

OIBDA (4)	$348.3	$331.0	$247.0

(4)	For information regarding OIBDA, see “Non-GAAP Reconciliations for the Years and Three Months Ended December 31, 2004 and 2003” included in this release.

PRELIMINARY NON-GAAP RECONCILIATIONS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003

Operating Income Before Depreciation and Amortization

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.
	Year Ended		Three Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
		Restated		Restated
	(unaudited)
Consolidated operating income	$250.9	$167.5	$80.8	$36.8
Consolidated depreciation	84.2	49.1	22.1	16.7
Consolidated amortization	13.2	30.4	3.0	6.6

Consolidated operating income before depreciation and amortization	$348.3	$247.0	$105.9	$60.1

NII Holdings, Inc.
Guidance
Estimate for
the Year
Ended
December 31,
2005
Consolidated operating income	$325.6
Consolidated depreciation	110.4
Consolidated amortization	14.0

Consolidated operating income before depreciation and amortization	$450.0

NII Holdings, Inc.
	For the Year Ended
	December 31, 2004
	Non-Lagged	Lagged
	As Reported	Pro Forma
	(unaudited)
Consolidated operating income	$250.9	$234.0
Consolidated depreciation	84.2	84.1
Consolidated amortization	13.2	12.9

Consolidated operating income before depreciation and amortization	$348.3	$331.0

Average Monthly Revenue Per Handset/Unit in Service (ARPU)

Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, service and repair, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.
	Year Ended		Three Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(unaudited)
Consolidated service and other revenues	$1,214.8	$895.6	$344.7	$251.2
Less: consolidated analog revenues	(9.1)	(9.0)	(2.3)	(2.9)
Less: consolidated other revenues	(97.9)	(43.6)	(28.5)	(19.0)

Total consolidated subscriber revenues	$1,107.8	$843.0	$313.9	$229.3

ARPU calculated with subscriber revenues	$55	$53	$57	$55

ARPU calculated with service and other revenues	$61	$57	$63	$60

Nextel Mexico
	Year Ended		Three Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(unaudited)
Service and other revenues	$749.9	$559.2	$208.5	$155.5
Less: analog revenues	(5.0)	(4.9)	(1.2)	(1.9)
Less: other revenues	(55.3)	(21.6)	(15.0)	(10.2)

Total subscriber revenues	$689.6	$532.7	$192.3	$143.4

ARPU calculated with subscriber revenues	$77	$78	$78	$77

ARPU calculated with service and other revenues	$83	$82	$85	$83

Nextel Brazil
	Year Ended		Three Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(unaudited)
Service and other revenues	$192.8	$138.2	$58.4	$39.2
Less: analog revenues	(2.3)	(2.2)	(0.6)	(0.6)
Less: other revenues	(15.1)	(5.5)	(5.4)	(1.9)

Total subscriber revenues	$175.4	$130.5	$52.4	$36.7

ARPU calculated with subscriber revenues	$34	$29	$37	$33

ARPU calculated with service and other revenues	$38	$31	$42	$35

Nextel Argentina
	Year Ended		Three Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(unaudited)
Service and other revenues	$177.7	$106.7	$52.8	$33.4
Less: other revenues	(22.1)	(11.9)	(6.7)	(5.4)

Total subscriber revenues	$155.6	$94.8	$46.1	$28.0

ARPU calculated with subscriber revenues	$40	$34	$42	$36

ARPU calculated with service and other revenues	$46	$38	$48	$43

Nextel Peru
	Year Ended		Three Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(unaudited)
Service and other revenues	$93.3	$90.4	$24.7	$22.8
Less: analog revenues	(0.2)	(0.3)	—	(0.1)
Less: other revenues	(5.9)	(5.1)	(1.5)	(1.5)

Total subscriber revenues	$87.2	$85.0	$23.2	$21.2

ARPU calculated with subscriber revenues	$44	$51	$43	$49

ARPU calculated with service and other revenues	$47	$55	$46	$53

Cost per Gross Add (CPGA)

Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.
	Year Ended		Three Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(unaudited)
Consolidated digital handset and accessory revenues	$65.1	$43.1	$18.2	$12.0
Less: consolidated cost of handset and accessory sales	207.1	134.3	56.5	43.0

Consolidated handset subsidy costs	142.0	91.2	38.3	31.0
Consolidated selling and marketing	162.4	128.6	42.8	38.8

Costs per statement of operations	304.4	219.8	81.1	69.8
Less: consolidated costs unrelated to initial customer acquisition	(43.8)	(21.8)	(15.4)	(8.9)

Customer acquisition costs	$260.6	$198.0	$65.7	$60.9

Cost per Gross Add	$338	$338	$344	$349

Nextel Mexico
	Year Ended		Three Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(unaudited)
Consolidated digital handset and accessory revenues	$26.0	$19.2	$7.9	$5.7
Less: consolidated cost of handset and accessory sales	110.4	78.2	30.8	26.2

Consolidated handset subsidy costs	84.4	59.0	22.9	20.5
Consolidated selling and marketing	101.5	80.8	25.8	25.3

Costs per statement of operations	185.9	139.8	48.7	45.8
Less: consolidated costs unrelated to initial customer acquisition	(27.0)	(15.0)	(10.5)	(6.7)

Customer acquisition costs	$158.9	$124.8	$38.2	$39.1

Cost per Gross Add	$470	$440	$510	$447

Nextel Brazil
	Year Ended		Three Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(unaudited)
Consolidated digital handset and accessory revenues	$19.2	$10.3	$4.6	$2.6
Less: consolidated cost of handset and accessory sales	50.2	27.9	11.8	9.0

Consolidated handset subsidy costs	31.0	17.6	7.2	6.4
Consolidated selling and marketing	29.2	21.9	8.1	6.7

Costs per statement of operations	60.2	39.5	15.3	13.1
Less: consolidated costs unrelated to initial customer acquisition	(9.5)	(5.1)	(1.8)	(1.7)

Customer acquisition costs	$50.7	$34.4	$13.5	$11.4

Cost per Gross Add	$246	$234	$254	$250

Nextel Argentina
	Year Ended		Three Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(unaudited)
Consolidated digital handset and accessory revenues	$17.1	$11.4	$4.7	$3.2
Less: consolidated cost of handset and accessory sales	33.0	15.9	10.7	4.6

Consolidated handset subsidy costs	15.9	4.5	6.0	1.4
Consolidated selling and marketing	16.2	11.0	4.9	3.3

Costs per statement of operations	32.1	15.5	10.9	4.7
Less: consolidated costs unrelated to initial customer acquisition	(4.6)	—	(2.6)	—

Customer acquisition costs	$27.5	$15.5	$8.3	$4.7

Cost per Gross Add	$186	$156	$196	$170

Nextel Peru
	Year Ended		Three Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(unaudited)
Consolidated digital handset and accessory revenues	$2.8	$2.2	$1.0	$0.5
Less: consolidated cost of handset and accessory sales	13.5	11.3	3.3	2.9

Consolidated handset subsidy costs	10.7	9.1	2.3	2.4
Consolidated selling and marketing	10.8	10.7	2.5	2.5

Costs per statement of operations	21.5	19.8	4.8	4.9
Less: consolidated costs unrelated to initial customer acquisition	(2.2)	(1.2)	(0.4)	(0.4)

Customer acquisition costs	$19.3	$18.6	$4.4	$4.5

Cost per Gross Add	$244	$333	$209	$336

Net Debt

Net debt represents total long-term debt less cash, cash equivalents and short-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of December 31, 2004 can be calculated as follows (in millions):

Total long-term debt	$596.2
Less: cash, cash equivalents and short-term investments	(369.0)

Net debt	$227.2

Net debt to consolidated OIBDA and net debt to consolidated operating income for the year ended December 31, 2004 are as follows:

Net debt to consolidated operating income before depreciation and amortization	0.7

Net debt to consolidated operating income	0.9